Exhibit 99.2

AmericanWest Bancorporation Announces Agreement to Raise Up to

$200 Million in Additional Capital for AmericanWest Bank

Recapitalization Strengthens Bank’s Balance Sheet to Meet Regulatory Requirements

To Facilitate Bank’s Recapitalization, Holding Company to Seek Bankruptcy Court Approval

Process Preserves a Banking Competitor that Supports Local Businesses and Communities

SPOKANE, Wash. – October 27, 2010 – (BUSINESS WIRE) – AmericanWest Bancorporation (OTCBB: AWBC) (“Holding Company”) today announced an agreement to sell and recapitalize its wholly owned subsidiary, AmericanWest Bank (“Bank”), which will significantly strengthen the Bank’s balance sheet and restore its compliance with regulatory capital requirements.

SKBHC Holdings LLC, a private investor led by experienced banking professionals, and an affiliated entity (collectively, “SKBHC”), have signed an Asset Purchase Agreement with the Holding Company to acquire all of the common stock of the Bank for a cash payment to the Holding Company of $6.5 million, subject to a competitive bidding process. If SKBHC is the successful bidder, the agreement calls for SKBHC to recapitalize the Bank with additional capital of up to $200 million as required to satisfy the capital requirements imposed by the Bank’s federal and state regulators.

To facilitate these transactions, the Holding Company intends to voluntarily file a petition in the U.S. Bankruptcy Court under Chapter 11 of the Bankruptcy Code. Consistent with the Court’s procedure under Section 363 of the Code, the Court would supervise a competitive bidding process for the Bank’s common stock. Any competing bidder also is expected to be required to recapitalize the Bank to an appropriate level and demonstrate the ability to promptly receive required regulatory approvals.

The Chapter 11 filing would affect only the Holding Company and would exclude its banking subsidiary, AmericanWest Bank and its Far West Bank division, which operate separately from the Holding Company. AmericanWest Bank operates under the name of Far West Bank in Utah.

“This transaction will give AmericanWest Bank and Far West Bank the capital to become ‘well-capitalized’ and to meet the capital requirements defined by the Bank’s regulators – without any financial assistance from the government or taxpayers,” said Pat Rusnak, President & CEO of AmericanWest Bancorporation. “We are pleased to have found a partner with extensive banking experience and a strong interest in enabling AmericanWest Bank to grow as a viable competitor that serves thousands of individuals and businesses in our communities.

“Throughout this process, the Bank will continue to provide customers with the same great service they have come to expect,” said Rusnak. “Customers will have full access to their accounts and the Bank’s other services. Our most recent financial results demonstrate that the Bank has significant liquidity to meet its financial obligations. And customers can rest assured that their deposits continue to be safe, and, as always, are insured to the fullest extent possible by the FDIC.

“This recapitalization of the Bank will satisfy the only significant regulatory requirement that the Bank has not yet achieved through its recovery process. The additional capital will enable us to do even more to meet the needs of our loan customers going forward, and will allow us to return to more normal lending levels after 18 months of dramatically curtailed lending activities due to the constraints that resulted from our lower capital levels,” he added.

The Bank maintains strong levels of liquidity to meet its obligations. In another news release issued today, the Holding Company announced that its total balance sheet liquidity as of September 30, 2010 – comprised of cash, cash equivalents and securities – stood at $334 million, up from $233 million on June 30, 2010.

The Bank is regulated separately from the Holding Company, both at the federal and state levels. In compliance with regulatory orders in place since August 2008, the Bank has not paid dividends or transferred funds to the Holding Company since the third quarter of 2008, thus ensuring that the Bank’s resources remain at the Bank level.

The Holding Company’s Board of Directors has unanimously approved the transaction with SKBHC and the Holding Company intends to petition the Bankruptcy Court to expedite its approval of the proposed sale and recapitalization of the Bank. The Holding Company believes the transaction, which is also subject to regulatory as well as Court approval, will be completed by the end of this year.

“We have been actively engaged over the past two years in seeking additional capital, but no qualified investor has been willing to put new capital into the Holding Company without resolution, such as a discounted settlement, of its existing creditor claims,” said Craig D. Eerkes, Chairman of the Board of the Holding Company. “The Court-supervised Chapter 11 process will give the Holding Company an effective way to handle those claims while preserving the value of the Bank’s franchise for the community.”

The Holding Company does not expect to have sufficient assets to satisfy all of the claims of its creditors. The Holding Company expects that, as a result, creditors will receive less than the value of their claims and that the Holding Company will have no remaining assets to distribute to shareholders.

Scott Kisting, Chairman and Chief Executive Officer of SKBHC, said, “We at SKBHC Holdings LLC believe that community banking has a bright future in the Inland Northwest and Utah. A well-regarded community bank like AmericanWest Bank can play a role in that future. If the court and the regulators approve the proposed transaction, SKBHC will invest up to $200 million of our $750 million in funding commitments, as well as the expertise and dedication of our experienced senior executive team, to recapitalize AmericanWest Bank and position it to grow.”

Sandler O’Neill + Partners, L.P. served as the Holding Company’s financial advisor, and Morrison & Foerster LLP served as the Holding Company’s legal advisor, and the Holding Company intends to apply for both to continue advising the Holding Company on the transaction during the pendency of the bankruptcy proceeding. SKBHC’s legal advisor is Skadden, Arps, Slate, Meagher & Flom LLP.

About AmericanWest Bancorporation:

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, which includes Far West Bank in Utah operating as an integrated division of AmericanWest Bank. AmericanWest Bank is a community bank with 58 financial centers located in Washington, Northern Idaho and Utah. For further information, please visit our web site at www.awbank.net/IR.

Safe Harbor for Forward Looking Statements:

This press release includes forward-looking statements, and the Holding Company intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the Holding Company’s expectations regarding future events, including, without limitation, the sale of the Common Stock of the Bank, the recapitalization of the Bank by the prospective purchaser of the Bank and the approval of the proposed transactions by bank regulatory authorities and the Bankruptcy Court. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the Holding Company’s ability to obtain approval from the Bankruptcy Court and bank regulators of the sale of the common stock of the Bank; (ii) the willingness of the Holding Company’s and the Bank’s regulators to forebear from regulatory actions that would impede the consummation of the proposed sale and recapitalization, including the placement of the Bank into a conservatorship or receivership; (iii) the extent to which creditors and stockholders of the Holding Company and third parties challenge the transactions proposed by the Holding Company in the Bankruptcy Court or in other forums, and the extent to which those challenges are successful; (iv) the potential adverse effects of the Chapter 11 proceeding on the Holding Company’s liquidity or results of operations; (v) the Holding Company’s and the Bank’s ability to maintain normal relationships and terms with depositors, customers, suppliers and service providers and to retain key executives, managers and employees; (vi) the risk that the Bank will not be able to regain compliance with the capital levels and ratios required by bank regulators; (vii) the risk that bank regulators will pursue further regulatory actions against the Bank or the Holding Company; and (viii) the risks and uncertainties included in the Holding Company’s periodic filings with the Securities and Exchange Commission. The Holding Company undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

AmericanWest Bancorporation

Patrick J. Rusnak

President and CEO

509.232.1963

prusnak@awbank.net

or

Kelly McPhee

Communications Manager

509.232.1968

kmcphee@awbank.net

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